As filed with the Securities and Exchange Commission on October25, 2004

Registration No. 333-_____

_____________________________________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________

ARTESYN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida

59-1205269

(State or other jurisdiction of incorporation or organization)

(I.R.S. Employer Identification No.)

7900 Glades Road, Suite 500

Boca Raton, Florida  33434

(Address of principal executive offices, including zip code)

ARTESYN TECHNOLOGIES, INC.

2000 PERFORMANCE EQUITY PLAN

(Full title of the plan)

Joseph M. O'Donnell

Chairman, President and Chief Executive Officer

Artesyn Technologies, Inc.

7900 Glades Road, Suite 500

Boca Raton, Florida  33434

(561) 451-1000

(Name, address and telephone number of agent for service)

Copies of all communications to:

Whitney John Smith, Esq.

Kirkpatrick & Lockhart LLP

599 Lexington Avenue

New York, New York  10022-6030

(212) 536-3930

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	1 (1) 1,465,168 (2)	$9.32 (3)	$9.32	$0.01(4)

(1)  This Registration Statement also registers additional securities to be offered or issued upon adjustments or changes made to registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act").

(2)  In addition to the one new share of the Registrant's common stock, par value $.01 per share ("Common Stock") being registered hereunder, the Registrant hereby carries forward, and this Registration Statement shall be deemed to apply to, 1,465,168 shares of the Registrant's Common Stock, previously registered, but not used, under a Registration Statement on Form S-8 (File No. 333-58771) filed by the Registrant on July 9, 1998 (the "1990 Plan Registration Statement") registering shares of the Registrant's Common Stock to be offered under the Registrant's 1990 Performance Equity Plan.  In conjunction with the filing of this Registration Statement, the Registrant is filing a Post-Effective Amendment to the 1990 Plan Registration Statement acknowledging the transfer of shares to this Registration Statement.

(3)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).  The fee is calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the Nasdaq National Market System on October 19, 2004.

(4)  Aggregate registration fees of $6,845 were paid in connection with the shares of the Registrant's Common Stock registered under the 1990 Plan Registration Statement.

_____________________________________________________________________________________________________

EXPLANATORY NOTE

This Registration Statement is being filed to register 1,465,169 additional shares of the Registrant's Common Stock, consisting of one new share and 1,465,168 shares that the Registrant hereby carries forward which were previously registered, but not used, under a Registration Statement on Form S-8 (File No. 333-58771) filed by the Registrant on July 9, 1998 (the "1990 Plan Registration Statement") registering shares of the Registrant's Common Stock to be offered under the Registrant's 1990 Performance Equity Plan.  The earlier Registration Statement on Form S-8 for the Artesyn Technologies, Inc. 2000 Performance Equity Plan (the "2000 Plan") filed by the Registrant with the Commission on April 23, 2001 (File No. 333-59382) is hereby incorporated by reference.  This incorporation by reference is made pursuant to General Instruction E of Form S-8 regarding the registration of additional securities of the same class as other securities for which there has been filed a Registration Statement on Form S-8 relating to the same employee benefit plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

(i) the Registrant's Annual Report on Form 10-K for the period ended December 26, 2003 (File No. 000-04466);

(ii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 26, 2004;

(iii) the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 25, 2004; and

(iv) the description of the  Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 filed on August 19, 1996, as amended on October 1, 1996, October 8, 1996 and October 28, 1996.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement.  Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Artesyn Technologies, Inc. 2000 Performance Equity Plan.

Item 8.

Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit No.

Description

4.1

By-laws of the Company, as amended, effective October 16, 1990 (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-4, filed with the Commission on September 25, 1997, as amended).

4.2

Articles of Incorporation of the Company, as amended, on May 15, 1989 - incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1989.

4.3

Articles of Amendment to Articles of Incorporation of the Company - incorporated by reference to Exhibit 3.1 of the Company Current Report on Form 8-K filed on May 6, 1998.

4.4

Articles of Amendment to Articles of Incorporation of the Company, as amended on December 22, 1998 (incorporated by reference to Exhibit 3.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

5.1

Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered.

23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2

Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).

24.1

Power of Attorney (set forth on the signature page of this Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on this 25th day of October, 2004.

ARTESYN TECHNOLOGIES, INC.

By:/s/ Joseph M. O'Donnell

Joseph M. O'Donnell

Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Joseph M. O'Donnell and Richard J. Thompson, signing singly, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

Signature	Capacity	Date

/s/ Joseph M. O'Donnell Joseph M. O'Donnell	Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 25, 2004

/s/ Richard J. Thompson Richard J. Thompson	Vice President - Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	October 25, 2004

/s/ Edward S. Croft, III Edward S. Croft, III	Director	October 25, 2004
/s/ Lawrence J. Matthews Lawrence J. Matthews	Director	October 25, 2004
/s/ Stephen A. Ollendorff Stephen A. Ollendorff	Director	October 25, 2004
/s/ Phillip A. O'Reilly Phillip A. O'Reilly	Director	October 25, 2004
/s/ Bert Sager Bert Sager	Director	October 25, 2004
/s/ A. Eugene Sapp, Jr. A. Eugene Sapp, Jr.	Director	October 25, 2004
/s/ Ronald D. Schmidt Ronald D. Schmidt	Director	October 25, 2004
/s/ Lewis Solomon Lewis Solomon	Director	October 25, 2004
/s/ John M. Steel John M. Steel	Director	October 25, 2004

EXHIBIT INDEX

Exhibit No.	Description

4.1

By-laws of the Company, as amended, effective October 16, 1990 (incorporated by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-4, filed with the Commission on September 25, 1997, as amended).

4.2

Articles of Incorporation of the Company, as amended, on May 15, 1989 - incorporated by reference to Exhibit 3.1 of the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1989.

4.3	Articles of Amendment to Articles of Incorporation of the Company - incorporated by reference to Exhibit 3.1 of the Company Current Report on Form 8-K filed on May 6, 1998.

4.4

Articles of Amendment to Articles of Incorporation of the Company, as amended on December 22, 1998 (incorporated by reference to Exhibit 3.4 of Registrant's Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

5.1	Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1).
24.1	Power of Attorney (set forth on the signature page of this Registration Statement).